Exhibit 1.1

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2015-2

UNDERWRITING AGREEMENT

Dated: As of September 10, 2015

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2015-2

Underwriting Agreement

September 10, 2015

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

American Airlines, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware trust company (“WTC”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated September 16, 2014 (the “Basic Agreement”), as supplemented for the Company’s Pass Through Certificates, Series 2015-2AA (the “Class AA Certificates”), the Company’s Pass Through Certificates, Series 2015-2A (the “Class A Certificates”) and the Company’s Pass Through Certificates, Series 2015-2B (the “Class B Certificates” and, together with the Class AA Certificates and the Class A Certificates, the “Certificates”) to be purchased hereunder by a Trust Supplement No. 2015-2AA (the “Class AA Trust Supplement”), a Trust Supplement No. 2015-2A (the “Class A Trust Supplement”) and a Trust Supplement No. 2015-2B (the “Class B Trust Supplement”), respectively, each between the Company and the Trustee (the Basic Agreement, as supplemented by the Class AA Trust Supplement, the Class A Trust Supplement or the Class B Trust Supplement, as applicable, being referred to herein collectively as the “Trust Agreements”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class AA Certificates, the Class A Certificates and the Class B Certificates, each in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein and in Schedule II hereto.

The Class AA Certificates will represent interests in the Company’s 2015-2AA Pass Through Trust (the “Class AA Trust”), the Class A Certificates will represent interests in the Company’s 2015-2A Pass Through Trust (the “Class A Trust”) and the Class B Certificates will represent interests in the Company’s 2015-2B Pass Through Trust (the “Class B Trust” and, together with the Class AA Trust and the Class A Trust, the “Trusts”), each established pursuant to the applicable Trust Agreement to fund the purchase of equipment notes (the “Equipment Notes”) to be issued by the Company on the Closing Date in connection with the financing of (a) three Airbus A319-112 aircraft delivered new to the Company from April 2015 to June 2015, (b) nine Airbus A321-231 aircraft delivered new to the Company from April 2015 to August 2015, (c) three Boeing 737-823 aircraft delivered new to the Company from March 2015 to June 2015, (d) one Boeing 777-323ER aircraft delivered new to the Company in February 2015 and (e) five Boeing 787-8 aircraft delivered new to the Company from February 2015 to August 2015 (each such aircraft, an “Aircraft” and collectively, the “Aircraft”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below) and the relevant participation agreements between the Company and WTC, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Equipment Notes will be issued initially in three series under 21 separate Indenture and Security Agreements between WTC, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).

The cash proceeds from the sale of the applicable Certificates by each Trust will be used by such Trust to purchase Equipment Notes in respect of the Aircraft at the Closing Time pursuant to a Note Purchase Agreement, to be dated as of the Closing Date, among the Company, the Trustee and the Subordination Agent (as defined below) (the “Note Purchase Agreement”).

Certain amounts of interest payable on the applicable Certificates issued by each Trust will be entitled to the benefits of separate liquidity facilities. Commonwealth Bank of Australia, New York Branch (the “Class AA Liquidity Provider”), and the Subordination Agent will enter into a revolving credit agreement with respect to the Class AA Trust (the “Class AA Liquidity Facility”) to be dated as of the Closing Date, for the benefit of the holders of the Class AA Certificates. Crédit Agricole Corporate and Investment Bank, acting through its New York Branch (the “Class A/B Liquidity Provider” and, together with the Class AA Liquidity Provider, the “Liquidity Providers”), and the Subordination Agent will enter into separate revolving credit agreements with respect to each of the Class A Trust and the Class B Trust (respectively, the “Class A Liquidity Facility” and the “Class B Liquidity Facility” and, together with the Class AA Liquidity Facility, the “Liquidity Facilities”) to be dated as of the Closing Date, for the benefit of the holders of the Class A Certificates and the Class B Certificates, as applicable. The Liquidity Providers and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Date (the “Intercreditor Agreement”), among the Trustee, the Liquidity Providers and WTC, as subordination agent and trustee thereunder (the “Subordination Agent”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representative” shall mean Morgan Stanley & Co. LLC (“Morgan Stanley”).

Capitalized terms not otherwise defined in this underwriting agreement (this “Agreement”) shall have the meanings specified therefor in the Trust Agreements or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facilities, the Participation Agreements, the Indentures, the Trust Agreements, the Note Purchase Agreement and the Equipment Notes.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-194685-01) relating to the Company’s pass through certificates (including the Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Certificates.

The term “Applicable Time” shall mean 3:56 p.m. (New York Time) on September 10, 2015.

The terms of the public offering of any of the Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectuses identified in items 1 and 3 of Schedule A hereto, all considered together.

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.

(ii) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iii) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iv) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (A) the most recent Annual Report on Form 10-K, as amended, filed by the Company with the Commission, (B) the Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015, filed by the Company with the Commission, (C) each Current Report on Form 8-K filed (not furnished) by the Company with the Commission on or after January 1, 2015 and (D) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(v) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholder’s equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) Independent Accountants. Ernst & Young LLP, who audited the annual consolidated financial statements of the Company for the year ended December 31, 2013 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board. KPMG LLP, who audited the annual consolidated financial statements of the Company for the year ended December 31, 2014 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(viii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(ix) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by American Airlines Group Inc. (“AAG”), free and clear of any recorded liens, encumbrances, equities or claims.

(x) Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(xi) Authorization of Agreements; Binding Obligations. This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) to which the Company is to be a party will be at or prior to the Closing Date duly executed and delivered by the Company. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) duly executed and delivered by the Company at or prior to the Closing Date. Each Operative Document to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(xii) Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the applicable Trust Agreement and sold and paid for as provided in this Agreement, the Certificates will be validly issued pursuant to the applicable Trust Agreement and will constitute valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Certificates will be entitled to the benefits of the applicable Trust Agreement.

(xiii) Equipment Notes are Valid and Binding Obligations. The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

(xiv) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates; and the execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or other instrument binding upon the Company (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates), (ii) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, or (iii) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in each case of this clause (iii), for such violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xv) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.

(xvi) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Certificates and the Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party or for the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (A) such as has been already obtained or made, (B) such as are required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and (C) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware.

(xviii) Investment Company Act. The Company is not, nor upon the issuance and sale of the Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will any of the Trusts be required to register as an “investment company” as defined in the 1940 Act. In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the 1940 Act, although additional exemptions or exclusions may be available to the Trusts.

(xix) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xxi) Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxii) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxiii) No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (4) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxiv) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxvi) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the

Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(xxvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Certificates hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) Appraiser Independence. None of Aircraft Information Services, Inc., BK Associates Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected to the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(b) The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

(b) Payment of the purchase price for, and delivery of, the Certificates shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representative, or as shall otherwise be provided in Section 7 hereof (such date being herein called the “Closing Date” and such time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or transfer of other immediately available funds against delivery to the account of Morgan Stanley at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Certificates. Such Certificates shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representative may request in writing at least two full business days before the Closing Time. The certificates representing such Certificates, which may be in temporary form, will be made available for examination and packaging by the Representative at the location or locations at which they are to be delivered at the Closing Time not later than 10:00 A.M. on the business day prior to the Closing Time.

(c) The Company will pay to Morgan Stanley at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3. Covenants. The Company covenants with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the face amount of the Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Certificates). Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e) The Company has furnished or will furnish, if requested, to the Representative and its counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriter may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g) The Company shall use the proceeds received by it from the sale of the Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”

(h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Certificates to be eligible for clearance and settlement through the facilities of DTC.

(i) The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) Between the date of this Agreement and the Closing Time, the Company will not, without the Representative’s prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Certificates remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Certificates, in a form satisfactory to the Representative. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Certificates, in a form satisfactory to the Representative and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Certificates to continue as contemplated in the expired registration statement relating to the Certificates. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

The Representative agrees that in the aggregate, the Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Certificates agree that the Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b) At the Closing Time, the Underwriters shall have received:

(1) An opinion and negative assurance letter, dated as of the Closing Date, of Latham & Watkins LLP, as counsel for the Company, in form reasonably satisfactory to the Representative substantially in the form of Exhibit A hereto.

(2) An opinion, dated as of the Closing Date, from Morris James LLP, counsel for WTC, individually, and as Subordination Agent, Trustee and Loan Trustee, in form and substance reasonably satisfactory to the Representative and substantially to the effect set forth in Exhibit B hereto.

(3) An opinion, dated as of the Closing Date, from (i) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Class AA Liquidity Provider, and (ii) David Cohen, Group General Counsel for the Class AA Liquidity Provider, each in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibits C-1 and C-2 hereto, respectively.

(4) An opinion, dated as of the Closing Date, from (i) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Class A/B Liquidity Provider, and (ii) De Pardieu Brocas Maffei A.A.R.P.I., special French counsel for the Class A/B Liquidity Provider, each in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibits C-1 and D-1 hereto, respectively.

(5) An opinion and negative assurance letter, dated as of the Closing Date, from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, including to the effect that the opinions delivered pursuant to subsections (b)(1) through (b)(4) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Representative and with respect to the issuance and sale of the Certificates, the Registration Statement, the General Disclosure Package, the Final Prospectus and other related matters as you may reasonably require.

(c) At the Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such Closing Time and (iii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Moody’s Investor Service, a division of Moody’s Corp. nor Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from KPMG LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(g) At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facilities, the Trust Agreements and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and the Underwriters shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(h) Promptly after the execution of this Agreement and also at the Closing Time, each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the respective date of delivery thereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(i) Each class of Certificates shall have received ratings equal to or higher than the ratings indicated in the free writing prospectus identified as Item 2 in Schedule A hereto from the nationally recognized statistical rating organizations named therein.

(j) The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(5) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(k) At or prior to the Closing Time, each Indenture, the Note Purchase Agreement and each Participation Agreement shall have been duly executed and delivered by the Company and each other respective party thereto, and copies thereof shall have been furnished to the Underwriters and their counsel.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5. Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Certificates, the Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the Blue Sky Survey and any Legal Investment Survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Certificates under state securities laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent and the Loan Trustee, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Certificates, (x) certain reasonable fees and expenses of counsel for the Underwriters, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the information separately in writing identified to the Company; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 6 (a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule I hereto and not joint.

7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Certificates specified to be purchased by each of them in Schedule I hereto bears to the aggregate face amount of Certificates to be purchased by all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final

Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

8. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Certificates to the Underwriters.

9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading in the securities of AAG or the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I hereto or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.

11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising AAG or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

13. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

14. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Certificates, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES, INC.

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

[Underwriting Agreement Signature Page]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written:

MORGAN STANLEY & CO. LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Dana Barta
Name: Dana Barta
Title: Executive Director

[Underwriting Agreement Signature Page]

SCHEDULE A

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Underwriting

Agreement

Schedule of Issuer Free Writing Prospectuses

1.	A first Issuer Free Writing Prospectus, dated September 10, 2015, containing the terms of the Certificates (substantially in the form of Schedule C hereto).

2.	A second Issuer Free Writing Prospectus, used on September 10, 2015, containing the investor presentation of the Company.

3.	A third Issuer Free Writing Prospectus, dated September 10, 2015, containing the terms related to upsizing the offering.

4.	A fourth Issuer Free Writing Prospectus, used on September 10, 2015, containing the investor presentation (upsize) of the Company.

SCHEDULE B

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Underwriting

Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class AA Certificates	$583,226,000	3.60%	September 22, 2027
Class A Certificates	$239,271,000	4.00%	September 22, 2027
Class B Certificates	$239,271,000	4.40%	September 22, 2023

SCHEDULE C

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Underwriting

Agreement

American Airlines, Inc.

$1,061,768,000

2015-2 Pass Through Trusts

Pass Through Certificates, Series 2015-2

Pricing Term Sheet, dated September 10, 2015 to the preliminary prospectus supplement dated September 10, 2015 (as supplemented, the “Preliminary Prospectus Supplement”) of American Airlines, Inc.

The information herein supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Securities:	Class AA Pass Through Certificates, Series 2015- 2AA (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2015- 2A (“Class A Certificates”)	Class B Pass Through Certificates, Series 2015-2B (“Class B Certificates”)

Amount:	$583,226,000	$239,271,000	$239,271,000

Price to Public:	100%	100%	100%

CUSIP:	02377B AB2	02377B AA4	02377B AC0

ISIN:	US02377BAB27	US02377BAA44	US02377BAC00

Coupon/Stated Interest Rate:	3.60%	4.00%	4.40%

Make-Whole Spread Over Treasuries:	0.20%	0.30%	0.45%

Available Amount under the Liquidity Facilities at March 22, 2016 [1]:	$31,494,204	$14,356,260	$15,791,886

Initial “Maximum Commitment” under the Liquidity Facilities:	$31,494,204	$14,356,260	$15,791,886

Underwriters’ Purchase Commitments:
Morgan Stanley & Co. LLC	$90,983,256	$37,326,276	$37,326,276
Citigroup Global Markets Inc.	$90,983,256	$37,326,276	$37,326,276
Credit Suisse Securities (USA) LLC	$90,983,256	$37,326,276	$37,326,276
Deutsche Bank Securities Inc.	$90,983,256	$37,326,276	$37,326,276
Goldman, Sachs & Co.	$90,983,256	$37,326,276	$37,326,276
Barclays Capital Inc.	$29,161,300	$11,963,550	$11,963,550
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$29,161,300	$11,963,550	$11,963,550

[1]	The first Regular Distribution Date.

BNP Paribas Securities Corp.	$14,580,650	$5,981,775	$5,981,775
Credit Agricole Securities (USA) Inc.	$26,245,170	$10,767,195	$10,767,195
J.P. Morgan Securities LLC	$29,161,300	$11,963,550	$11,963,550

Underwriting Commission:	$11,148,564

Concession to Selling Group Members:	0.50%	0.50%	0.50%

Discount to Brokers/Dealers:	0.25%	0.25%	0.25%
Settlement:	September 24, 2015 (T+10), the tenth business day after the date hereof

The issuer has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

SCHEDULE I

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Underwriting

Agreement

AMERICAN AIRLINES, INC.

	Face Amount of Class AA Certificates	Face Amount of Class A Certificates	Face Amount of Class B Certificates
Morgan Stanley & Co. LLC	$90,983,256	$37,326,276	$37,326,276
Citigroup Global Markets Inc.	$90,983,256	$37,326,276	$37,326,276
Credit Suisse Securities (USA) LLC	$90,983,256	$37,326,276	$37,326,276
Deutsche Bank Securities Inc.	$90,983,256	$37,326,276	$37,326,276
Goldman, Sachs & Co.	$90,983,256	$37,326,276	$37,326,276
Barclays Capital Inc.	$29,161,300	$11,963,550	$11,963,550
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$29,161,300	$11,963,550	$11,963,550
BNP Paribas Securities Corp.	$14,580,650	$5,981,775	$5,981,775
Credit Agricole Securities (USA) Inc.	$26,245,170	$10,767,195	$10,767,195
J.P. Morgan Securities LLC	$29,161,300	$11,963,550	$11,963,550

Total	$583,226,000	$239,271,000	$239,271,000

All notices to the Underwriters shall be sent to the Representative as follows:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

SCHEDULE II

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Underwriting

Agreement

AMERICAN AIRLINES, INC.

Underwriting fees, discounts, commissions or other compensation: $11,148,564

Closing date, time and location:	10:00 A.M. on September 24, 2015 at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022